AMENDMENT TO INVESTORS' RIGHTS AGREEMENT

This Amendment to Investors' Rights Agreement (this "Amendment"), dated as of May 8, 2006, by and among Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), and each of the investors that signs a signature page annexed hereto (collectively, the "Investors" and individually, an "Investor") amends that certain Investors' Rights Agreement, dated as of February 12, 2003 (as amended on July 14, 2005), by and among the Company and the Investors (the "Investor Rights Agreement"). Capitalized terms not otherwise defined herein have the respective meanings set forth in the Investors' Rights Agreement.

WITNESSETH:

WHEREAS, on or about December 23, 2005, affiliates of the Investors announced that they had reached an agreement to acquire Tommy Hilfiger Corporation ("Tommy Hilfiger"), and in connection therewith, they agreed to cause the removal of the Series B Designee on or before the consummation of the acquisition of Tommy Hilfiger (the "Tommy Hilfiger Acquisition").

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             Amendment to Investors' Rights Agreement. The Investors' Rights Agreement is hereby amended as follows:

(a)            Section 1.1 is hereby amended by amending and restating in its entirety the following definition:

"Qualifying Action" shall mean either (i) the delivery by each Holder to the Company of a copy of such Holder's duly executed and valid proxy (and any amendment of such proxy) with respect to any meeting of the stockholders of the Company where a matter relating to the Action is to be voted upon, provided the votes authorized in such proxy or amendment thereof are in accordance with Section 3.5 and such proxy or amendment thereof is otherwise consistent with this Agreement, or, in the case of action by written consent, the delivery to the Company of a duly executed written consent with respect to such matters, or (ii) the delivery by each Holder to the Company of a written certificate by one of its duly authorized individuals certifying that such Holder shall attend such meeting of the stockholders of the Company in person and vote its Voting Securities in accordance with Section 3.5."

(b)          Section 3.5 is hereby deleted in its entirety and in its place is the following amended and restated Section 3.5:

"SECTION 3.5. Agreements Relating to Election of Directors.

(a)           Notwithstanding any other provision contained in this Agreement or the Certificate of Designations to the contrary, for so long as at least 10% of the shares of Series B Stock issued on the Original Issue Date remain outstanding, Holders, voting as a separate class, shall be entitled to elect one director of the Company; provided, however, that in no case shall Holders, voting as a separate class, be entitled to elect any director of the Company effective immediately upon the consummation of the Tommy Hilfiger Acquisition.

(b)           Each Holder agrees that (i) at the 2006 annual meeting stockholders of the Company, or any adjournment or postponement thereof, or at any other meeting of stockholders called for such purpose at which it is entitled to vote for such purpose, it shall be present, in person or by proxy, and vote (or cause to be voted) all of its shares of Voting Securities and (ii) shall vote (or cause to be voted) all votes which it may cast on resolutions, whether as a holder of Common Stock, Series B Stock or both, and whether on matters to be voted on by common stockholders as a class, holders of the Series B Stock as a class or all stockholders voting without reference to class of securities, in favor of proposal two set forth in the preliminary proxy statement attached hereto as Exhibit A, or such other proposal or resolutions submitted by the Company that may be required under the Delaware General Corporation Law (the "DGCL") or pursuant to the Certificate of Designations or the Investors' Rights Agreement, to amend and restate the Certificate of Designations to effect Section 3.5(a) (the "Action").

(c)           If any Holder of record as of the record date for the stockholder vote, or a Holder who is otherwise eligible to provide written consent, has not taken a Qualifying Action on or prior to the third business day prior to the 2006 annual meeting of stockholders of the Company or any other meeting of the stockholders of the Company, or within ten business days of the date on which such Holder receives a written request by the Company for action to be taken by such Holder by written consent, where a proposal relating to the Action is to be voted upon, such Holder hereby irrevocably appoints the Company as its proxy (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, or act by written consent with respect to, all its Voting Securities solely with respect to the Action, effective from and after such third business day (or such tenth business day, in the case of action by written consent) and until the Action has been taken. Each Holder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein.

(d) The waivers, agreements and covenants contained in this Section 3.5 shall be binding on all Holders and any transferee of any such Holder, as well as subsequent transferees.

(e)          For the avoidance of doubt, nothing contained in this Section 3.5 shall require any Holder to vote (or cause its shares of Common Stock or Series B Stock to be voted) or consent to a matter that is not specifically covered by this Section 3.5."

Notwithstanding the foregoing, if the Investors' Rights Agreement is terminated for any reason prior to the Action having been taken, the Holders agree to take all actions referred to in the foregoing provisions to cause the Action to be taken.

(c)          Subsection (ii) of Section 5.1 is hereby deleted in its entirety and in its place is the following amended and restated Section 5.1(ii): "(ii) with respect to the Investors, automatically when the Investors Beneficially Own in the aggregate less than 10% of the Total Voting Power of the Company, and with respect to any other Holder, by notice in writing at any time by such Holder, when such Holder has ceased to Beneficially Own at least 10% of the Total Voting Power of the Company;"

2.             Director Removal. On the earlier to occur of (a) the consummation of the Tommy Hilfiger Acquisition and (b) less than 10% of the shares of Series B Stock issued on the Original Issue Date (as defined in the Certificate of Designations) remains outstanding, the Investors shall cause the removal of the Series B Designee (Christian Naëther) as a director of the Company pursuant to Section 9(ii)(D) of the Certificate of Designations; provided, however, that if pursuant to Section 141(k) of the DGCL the Investors do not have the right to remove the Series B Designee, the Investors shall use all commercially reasonable efforts to cause the Series B Designee to resign from the Board.

3.              Miscellaneous.

(a)            Effect on the Investors' Rights Agreement. Unless an event provided for in Section 5.1 of the Investors' Rights Agreement, as amended hereby, occurs and except as amended pursuant to this Amendment, the Investors' Rights Agreement shall continue in full force and effect. From and after such amendment, all references to the Investors' Rights Agreement shall be deemed to mean the Investors' Rights Agreement as amended by this Amendment.

(b)            Governing Law. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York applicable to contracts executed and to be performed wholly within such State without giving effect to the choice of law principles of such State.

(c)            Headings. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

(d)           Counterparts. This Amendment may be executed by facsimile and in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

PHILLIPS-VAN HEUSEN CORPORATION

By ____/s/ Mark D. Fischer
Name: Mark D. Fischer
Title: Vice President, General Counsel and #9; #9; Secretary

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-A, L.P. acting

By: /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-B, L.P. acting

By /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V C GMBH & CO. KG acting

By /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-D, L.P. acting

By /s/ Stephen Grabiner /s/ Martin Halusa

Signature Page to Amendment to Investors' Rights Agreement

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-E, L.P. acting

By /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of PAX EUROPE V-F, C.V. acting
By /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-G, C.V. acting

By : /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-1, LP acting by

By /s/ Stephen Grabiner /s/ Martin Halusa

APAX PARTNERS EUROPER MANAGERS LTD
On behalf of APAX EUROPE V-2, LP acting

By /s/ Stephen Grabiner /s/ Martin Halusa

Signature Page to Amendment to Investors' Rights Agreement